EXHIBIT 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated July 10, 2002, accompanying the consolidated financial statements included in the Annual Report of Frisch’s Restaurants, Inc. on Form 10-K for the year ended June 2, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statements of Frisch’s Restaurants, Inc. on Form S-8 (Nos. 33-48321, 33-77988, 33-77990 and 333-63149).

GRANT THORNTON LLP
Cincinnati, Ohio
August 22, 2002

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